As filed with the Securities and Exchange Commission on May 23, 2003

                              File No.____________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               ATLAS MINERALS INC.
             (Exact name of registrant as specified in its charter)

           Colorado                                     84-1533604
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

            Suite 205, 10920 West Alameda Avenue, Lakewood, CO 80226 (Address of principal executive offices, including zip code)


                   ATLAS MINERALS INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)


                                 GERALD E. DAVIS
                      President and Chief Financial Officer
            Suite 205, 10920 West Alameda Avenue, Lakewood, CO 80226
                                 (303) 292-1299
 (Name, address and telephone number, including area code, of agent for service)
                                 ---------------

                                   Copies to:
                                 Nathan L. Stone
                               Jackson Kelly, PLLC
                          1099 18th Street, Suite 2150
                                Denver, CO 80202
                                 (303) 390-0003
                              (303) 390-0177 (Fax)
                                 ---------------


                                           CALCULATION OF REGISTRATION FEE
==================================================================== =============== ============= ============== =============
                                                                                       Proposed
                                                                                       Maximum       Proposed
               Title of Securities to Be Registered                                    Offering       Maximum      Amount of
                                                                      Amount to Be      Price        Aggregate    Registration
                                                                       Registered     Per Share      Offering         Fee
                                                                                                       Price
-------------------------------------------------------------------- --------------- ------------- -------------- -------------
Common Stock, $.01 par value per share, subject to outstanding
   options under the plan:                                             500,000 (1)     $   0.12 (2)   $ 60,000    $        5.52
-------------------------------------------------------------------- --------------- ------------- -------------- -------------
Common Stock, $.01 par value per share, subject to outstanding
   options under the plan:                                             100,000 (1)     $   0.09 (3)   $ 9,000     $        0.83
-------------------------------------------------------------------- --------------- ------------- -------------- -------------
Common Stock, $.01 par value per share, subject to outstanding
   options under the plan:                                             125,000 (1)     $   0.21 (4)   $ 26,250    $        2.42
-------------------------------------------------------------------- --------------- ------------- -------------- -------------
Common Stock, $.01 par value per share, subject to outstanding
   options under the plan:                                              50,000 (1)         0.22 (5)   $ 11,000    $        1.02
-------------------------------------------------------------------- --------------- ------------- -------------- -------------
Common Stock, $.01 par value per share, authorized for issuance
   and not subject to outstanding options under the plan:              125,000         $   0.16 (6)   $  20,000   $        1.84
-------------------------------------------------------------------- --------------- ------------- -------------- -------------
     TOTAL:                                                            900,000 (7)                    $ 126,250   $      11.63
==================================================================== =============== ============= ============== =============

(1)  Pursuant to Rule 416, this  Registration  Statement shall be deemed to cover any additional  securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)  Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on $0.12, the exercise price of the options.
(3)  Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on $0.09, the exercise price of the options.
(4)  Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on $0.21, the exercise price of the options.
(5)  Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on $0.22, the exercise price of the options.
(6)  Estimated  solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.  The calculation of the registration fee is based on a per share price of $0.16, which was the average of the high and low sales prices for the Common Stock of the Registrant on May 19, 2003 as reported for that date on the OTC Bulletin Board.
(7)  Pursuant to Rule 416(c) under the  Securities  Act of 1933,  this  registration  statement  covers an  indeterminate  amount of additional shares of Common Stock to be offered or sold pursuant to the employee benefit plan described herein.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Form S-8 and Rule 428(1) of the Securities Act of 1933, as amended, we will provide to participants of the plan documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each documents incorporated by reference in item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to participants under Rule 428(b) of the Securities Act of 1933. Requests should be directed to Atlas Minerals, Inc., 10920 West Alameda Avenue, Suite 205, Lakewood, Colorado 80226, Attention: President. Our telephone number is (303) 292-1299.

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.




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


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB filed on March 28, 2003, for the fiscal year ended December 31, 2002;

(b)  The  description  of  the  Registrant's   Common  Stock  contained  in  the
     Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description;

(c) The Registrant's Quarterly Report on Form 10-QSB filed on May 13, 2003, for the quarterly period ended March 31, 2003; and

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referenced above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  description of securities

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Atlas Minerals Inc. (formerly Atlas Corporation) is principally engaged in the exploration, development and exploitation of mineral properties and is actively in the process of identifying new acquisition opportunities in the natural resource sector. Throughout this document, use of the term "Registrant," "Company," "Reorganized Company," or "Atlas" refers to Atlas Minerals Inc. and its subsidiaries from and after December 11, 1999. Use of the term "Predecessor Entity" refers to Atlas Corporation and its subsidiaries prior to December 11, 1999.

     The Registrant was incorporated under the laws of the State of Colorado on February 3, 2000.

     The Registrant's Articles of Incorporation provide for indemnification of directors to the full extent permitted by Colorado Law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Registrant and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification


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

for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado Law. The Registrant has entered into indemnification agreements with its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons in certain circumstances.

     The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee, fiduciary or agent of the Registrant, or who, while a director, officer, partner, trustee, employee, fiduciary or agent, is or was serving as a director, officer, partner, trustee, employee, fiduciary or agent of one of the Registrant's subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Colorado Law. The Registrant intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.      EXHIBITS

  Exhibit
  Number                            Description
--------------------------------------------------------------------------------
   4.1 Atlas Minerals Inc. 2001 Stock Option Plan Dated September 7, 2001 (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-KSB dated April 15, 2002, for the fiscal year ended December 31, 2001)
   5.1 Jackson Kelly PLLC regarding legality of the Common Stock being registered
  23.1 Consent of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants
  23.2         Consent  of  Jackson  Kelly PLLC  (included  in opinion  filed as
               Exhibit 5.1)
  23.3 Acknowledgement of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants
  24.1         Power of Attorney (see signature page)

Item 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

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

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 23rd day of May 2003.

                                       ATLAS MINERALS INC.

                                       By: /s/ Gerald E. Davis
                                           --------------------
                                           Gerald E. Davis
                                           President and Chief Financial Officer



                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Gerald E. Davis and H.R. Shipes, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated below on the 23rd day of May 2003.

           Signature                                Title
           ---------                                -----


        /s/ H.R. Shipes            Chairman, Chief Executive Officer and
---------------------------------  Secretary (Principal Executive Officer)
          H.R. Shipes


      /s/ Gerald E. Davis          President and Chief Financial Officer
---------------------------------  (Principal Financial and Accounting Officer)
        Gerald E. Davis


        /s/ Douglas Cook           Director
---------------------------------
          Douglas Cook


       /s/ Robert Miller           Director
---------------------------------
         Robert Miller


     /s/ David A. Groshoff         Director
---------------------------------
       David A. Groshoff

     Exhibit
      Number               Description
      ------               -----------

       4.1 Atlas Minerals Inc. 2001 Stock Option Plan Dated September 7, 2001 (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-KSB dated April 15, 2002, for the fiscal year ended December 31, 2001)

       5.1 Opinion of Jackson Kelly PLLC regarding legality of the Common Stock being registered

      23.1 Consent of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants

      23.2     Consent  of  Jackson  Kelly PLLC  (included  in opinion  filed as
               Exhibit 5.1)

      23.3 Acknowledgement of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants

      24.1     Power of Attorney (see signature page)


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